PRIME MEDICAL SERVICES, INC.
                             2003 STOCK OPTION PLAN


                            Scope and Purpose of Plan
                            -------------------------

     Prime Medical Services, Inc., a Delaware corporation (the "Corporation"), has adopted this 2003 Stock Option Plan (the "Plan") to provide for the grant of:

     (a) Incentive Stock Options (hereinafter defined) to certain key employees of the Corporation, or of its Affiliates
            (hereinafter defined), and

     (b) Non-Incentive Stock Options (hereinafter defined) to certain key employees and nonemployee directors of the Corporation or of its Affiliates.

     The purpose of the Plan is to provide an incentive for Eligible Individuals (hereinafter defined) to remain in the service of the Corporation or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates.

     The Plan was adopted by the Board of Directors of the Corporation on March 31, 2003, and will become effective on the date that the shareholders vote to approve the plan in accordance with applicable laws (the "Effective Date").

SECTION 1.  Definitions

     1.1. "Affiliates" will mean any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing as those terms are defined in Sections 424(e) and (f), respectively of the Code.

     1.2. "Agreement" will mean the written agreement between the Corporation and a Holder evidencing the Option granted by the Corporation and the understanding of the parties with respect thereto. Each Agreement will be subject to the terms and conditions of the Plan and need not be identical.

     1.3. "Board of Directors" will mean the board of directors of the Corporation.

     1.4.   "Code" will mean the Internal Revenue Code of 1986, as amended.

     1.5. "Committee" means a committee of one or more members of the Board of Directors in accordance with Section 3.5.
                             -----------

     1.6. "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Corporation for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

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     1.7.   "Effective Date" will have the meaning provided in the preamble.

     1.8. "Eligible Individuals" will mean (a) key employees, including officers and directors who are also employees of the Corporation or of any of its Affiliates, (b) nonemployee directors and officers of the Corporation or of any of its Affiliates and (c) consultants and advisors of the Corporation or of any of its Affiliates who render bona fide services to the Corporation or of any of its Affiliates; provided such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     1.9. "Exchange Act" will mean the Securities Exchange Act of 1934, as amended.

     1.10.  "Fair Market Value" will mean:

            (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

            (b) If shares of Stock of the same class will not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.10(a) and sales prices therefor in the over-the-counter market will be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

            (c) If shares of Stock of the same class will not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.10(a) and sales prices therefor will not be reported by the NASDAQ National Market System as provided in Subparagraph 1.10(b), and bid and asked prices therefor in the over-the-counter market will be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

            (d) If shares of Stock of the same class will not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.10(a) and sales prices or bid and asked prices therefor will not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.10(b) or Subparagraph 1.10(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.


     1.11. "Holder" will mean an Eligible Individual to whom an Option has been granted.

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     1.12.  "Incentive Stock Option" will mean any stock option that is intended to satisfy the requirements of Section 422 of the Code and the regulations promulgated thereunder.

     1.13. "Non-Employee Director" will mean a director who meets the definition of "Non-Employee Director" under Rule 16b-3 under the Exchange Act and who is also an "outside director" within the meaning of Section 162(m) of the Code.

     1.14. "Non-Incentive Stock Options" will mean any stock option that does not qualify as an Incentive Stock Option.

     1.15. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     1.16. "Options" will mean either Incentive Stock Options or Non-Incentive Stock Options, or both.

     1.17. "Stock" will mean the Corporation's authorized common stock, $0.01 par value, together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2.  Stock and Maximum Number of Shares Subject to the Plan.
            ------------------------------------------------------

     2.1. Description of Stock and Maximum Shares Allocated. The Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Corporation may, in its sole and absolute discretion, from time to time determine.

     Subject to the adjustments provided for in Section 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal but will not exceed 4,000,000 shares of Stock.

     2.2. Restoration of Unpurchased Shares. If an Option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to but not issued under such Option will again be available for Options granted hereunder subsequent thereto.

SECTION 3.  Administration of the Plan.
            --------------------------

     3.1. Administration by Board of Directors. The Board of Directors will administer the Plan unless and until the Board of Directors delegates administration to a Committee, as provided in Section 3.5.

     3.2. Powers of Board of Directors. Subject to the express provisions hereof, the Board of Directors will have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, and (iii) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the respective Agreements and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Board of Directors deems appropriate. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it will deem expedient to carry it into effect, and it will be the sole and final judge of such expediency. The Board of Directors will have full discretion to make all determinations on the matters referred to in this Section; such determinations will be final, binding and conclusive.

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     3.3.   Meetings and Actions of Board of Directors. The Board of Directors
will hold its meetings at such times and places as it may determine. All decisions and determinations of the Board of Directors will be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Board of Directors will be as fully effective as if it had been made at a meeting duly called and held. The Board of Directors may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

     3.4. Effect of Board of Director's Decision. All determinations, interpretations and constructions made by the Board of Directors in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. Members of the Board of Directors and any officer or employee of the Corporation or any Affiliate acting at the direction of, or on behalf of, the Board of Directors will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified by the Corporation with respect to any such action or determination.

     3.5    Delegation to Committee.

            (a) General. The Board of Directors may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board of Directors, and the term "Committee" will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board of Directors will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board of Directors. The Board of Directors may abolish the Committee at any time and revest in the Board of Directors the administration of the Plan.

            (b) So long as the Corporation is publicly traded, in the discretion of the Board of Directors, the Committee may consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board of Directors or the Committee may (i) delegate to a committee of one or more members of the Board of Directors who are not "outside directors" within the meaning of Section 162(m) of the Code the authority to grant Options to Eligible Individuals who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (B) not persons with respect to whom the Corporation wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board of Directors who are not "non-employee directors" within the meaning of Rule 16b-3 the authority to grant Options to Eligible Individuals who are not then subject to Section 16 of the Exchange Act.

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SECTION 4.  Eligibility and Participation.
            -----------------------------

     4.1. Eligible Individuals. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person will not be eligible to receive an Incentive Stock Option hereunder unless he is an employee of the Corporation or an Affiliate, nor will a person be eligible to receive an Incentive Stock Option hereunder if he, at the time such Option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of an Affiliate unless at the time such Incentive Stock Option is granted the exercise price per share of Stock is at least one hundred and ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Stock Option relates and the Incentive Stock Option is not exercisable after the expiration of five years from the date it is granted.

     4.2.   Section 162(m) Limitation. Subject to the provisions of Section
6.6 relating to adjustments upon changes in the shares of Stock, no employee will be eligible to be granted Options covering more than 250,000 shares of Stock during any calendar year.

     4.3. No Right to Option. The adoption of the Plan will not be deemed to give any person a right to be granted an Option.


SECTION 5.  Grant of Options and Certain Terms of the Agreements.
            ----------------------------------------------------

     Subject to the express provisions hereof, the Board of Directors will determine which Eligible Individuals will be granted Options hereunder from time to time. In making grants, the Board of Directors will take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Board of Directors will also determine the number of shares subject to each of such Options, and will authorize and cause the Corporation to grant Options in accordance with such determinations.

     The date on which the Board of Directors completes all action constituting an offer of an Option to an individual, including, but not limited to, the specification of the number of shares of Stock to be subject to the Option and the exercise price thereof. In no event will a Holder gain any rights in addition to those specified by the Board of Directors in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Corporation and the Holder.

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     Each Option granted hereunder will be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Option is granted, incorporating such terms as the Board of Directors will deem necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted both one or more Incentive Stock Options and one or more Non-Incentive Stock Options, such grants will be evidenced by separate Agreements, one for each of the Incentive Stock Option grants and one for each of the Non-Incentive Stock Option grants.

     Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise as the Board of Directors in its sole and absolute discretion will deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by such Agreement. In addition, no Option may be exercisable for a period of more than ten years from the date the Option is granted.

SECTION 6.  Terms and Conditions of Options.
            -------------------------------

     All Options granted hereunder will comply with, be deemed to include, and will be subject to the following terms and conditions:

     6.1. Number of Shares. Each Agreement will state the number of shares of Stock to which it relates.

     6.2. Exercise Price. Each Agreement will state the exercise price per share of Stock. The exercise price per share of Stock subject to an Incentive Stock Option will not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option. The exercise price per share of Stock subject to a Non-Incentive Stock Option will be determined by the Board of Directors upon the granting of the Non-Incentive Stock Option.

     6.3. Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price of an Option will be payable upon the exercise of the Option in cash or by certified or cashier's check payable to the order of the Corporation (or by personal check if agreed to by the Corporation), or, with the consent of the Board of Directors, with shares of Stock of the Corporation owned by the Holder, including a multiple series of exchanges of such Stock, or with the consent of the Board of Directors, by a combination of cash and such shares. Exercise of an Option will not be effective until the Corporation has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation will not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

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     The Board of Directors may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place shares of Stock purchased under the Option in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock will be released from escrow to the Holder.

     6.4. Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option will be exercisable during a Holder's lifetime only by the Holder or by the Holder's guardian or legal representative. Incentive Stock Options will not be transferable other than by will or the laws of descent and distribution. Non-Incentive Stock Options will not be transferable other than by will or the laws of descent and distribution, or upon the express prior written consent of the Board of Directors in each instance. The provisions of the remainder of this paragraph will apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be an Eligible Individual, the Option will terminate ninety days after such Holder ceases to be an Eligible Individual. Notwithstanding the foregoing, if a Holder ceases to be an Eligible Individual by reason of (a) disability (as defined in Section 105(d)(4) of the Code), or (b) death, then the Holder will have the right for twelve months after the date of disability or death to exercise an Option to the extent such Option is exercisable on the date of his death or disability.

     That portion of the Option which is not exercisable on the date the Holder ceases to be an Eligible Individual will terminate and be forfeited to the Corporation on the date of such cessation.

     Notwithstanding any other provision of this Plan, no Incentive Stock
Option will be exercisable after the expiration of ten years from the date it is granted, or the period specified in Section 4.1, if applicable. The Board of Directors will have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Board of Directors may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

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     Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation will issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Stock Option, or portion thereof, and a Non-Incentive Stock Option, or a portion thereof, separate Stock certificates will be issued, one for the Stock subject to the Incentive Stock Option and one for the Stock subject to the Non-Incentive Stock Option. The number of the shares of Stock transferable due to an exercise of an Option under this Plan will not be increased due to the passage of time, except as may be provided in an Agreement. However, the number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Section 6.6.

     Nothing herein or in any Option granted hereunder will require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statue or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

     The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

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     6.5    Limitation on Aggregate Value of Shares That May Become First
Exercisable During Any Calendar Year Under an Incentive Stock Option. Except as is otherwise provided in Section 6.6, with respect to any Incentive Stock Option granted under this Plan, the sum of:

     (a) the aggregate Fair Market Value of shares of Stock subject to such Incentive Stock Option that first become purchasable in a calendar year under such Incentive Stock Option, and

     (b) the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Corporation or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Affiliates (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option may not (with respect to any Holder) exceed $100,000, with such Fair Market Value to be determined as of the date the Incentive Stock Option or such other incentive stock option is granted.

For purposes of this Section, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Section 425(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is an Affiliate of the Corporation or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

     6.6 Adjustments Upon Changes in Capitalization. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation (1) the aggregate number and class of the reserved shares, (2) the number and class of shares subject to each outstanding Option and (3) the exercise price of each outstanding Option will be automatically adjusted to equitably reflect the effect thereon of such change (provided, however, that any fractional share resulting from such adjustment may be eliminated). In the event of a dispute concerning such adjustment, the Board of Directors has full discretion to determine the resolution of the dispute. Such determination will be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option will be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section.

     The following provisions of this Section will apply unless a Holder's Agreement provides otherwise. In the event of:

     (a)    a dissolution or liquidation of the Corporation,

     (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Corporation in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical will not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

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     (c)    a transaction in which any person (other than a shareholder of the Corporation that already is the owner of 50% or more of the total combined voting power of all classes of the Corporation on the date of the Holder's Agreement) becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this subparagraph (c) will not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power)

the Board of Directors may, at its election, as of the effective time of such transaction, either (1) change the number and kind of shares of stock (including substitution of shares of another corporation) and exercise price in the manner it deems appropriate, provided, however, that in no event may any change be made under this Section which would constitute a "modification" within the meaning of
Section 425(h)(3) of the Code; or (2) cancel the outstanding Options and pay each Holder with Options having an exercise price that is greater than the Fair Market Value of the Stock represented by the Options a payment in cash or other property as determined by the Board of Directors in its full discretion, the spread between such aggregate exercise price and the Fair Market Value of such shares provided that such Options have not at that time expired or been terminated.

     6.7 Rights as a Shareholder. A Holder will have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 6.6 hereof.

     6.8 Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan; provided, however, that no Options may be repriced nor may any modification or exchange of Options occur if such modification or exchange would be deemed a repricing of the Options. Further, the Board of Directors may not, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary, to permit such Options to continue to qualify under
Section 162(m) of the Code, as applicable, and with respect to Incentive Stock Options, to satisfy the requirements of Section 422 of the Code. Nothing in this
Section 6.8 shall prohibit the Board of Directors from exercising its full discretion under Section 6.6.

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     6.9.   Furnish Information. Each Holder will furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

     6.10 Obligation to Exercise; Termination of Employment. The granting of an Option hereunder will impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation or an Affiliate, the unexercised portion of an Option granted hereunder will terminate in accordance with Section 6.4 hereof.

     6.11 Agreement Provisions. The Agreements authorized under the Plan will contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Board of Directors will deem advisable. Each Agreement will identify the Option evidenced thereby as an Incentive Stock Option or a Non-Incentive Stock Option, as the case may be. Each Agreement relating to an Incentive Stock Option granted hereunder will contain such limitations and restrictions upon the exercise of the Incentive Stock Option to which it relates as will be necessary for the Incentive Stock Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 7.  Remedies.
            --------

     7.1. Attorneys Fees. The Corporation will be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     7.2. Specific Performance. The Corporation will be entitled to enforce the terms and provisions of this Section 7, including the remedy of specific performance, in Travis County, Texas.

SECTION 8.  Duration of Plan.
            ----------------

     No Options will be granted herein after the date that is ten years from the earlier of (a) the date the Plan is accepted by the Board of Directors or
(b) the date the Plan is approved by the shareholders of the Corporation.

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SECTION 9.  Amendment of Plan.
            -----------------

     The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided, however, that no such amendment will, without approval of the shareholders of the Corporation, except as provided in
Section 6 hereof, (a) increase the aggregate number of shares of Stock as to which Options may be granted under the Plan; (b) change the minimum Option exercise price; (c) increase the maximum period during which Options may be exercised; or (d) extend the effective period of the Plan. No Option may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination will, without a Holder's consent, adversely alter or impair any of the rights or obligations under any Option theretofore granted to such Holder under the Plan.

     The Board of Directors may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

SECTION 10. General.
            -------

     10.1. Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options will be used for general corporate purposes.

     10.2. Right of the Corporation and Affiliates to Terminate Employment. Nothing contained in the Plan, or in any Agreement, will confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

     10.3. No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Board of Directors will be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Board of Directors will be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     10.4. Other Benefits. Participation in the Plan will not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

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
     10.5. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board of Directors may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it will determine.

     10.6. No Guarantee of Interests. Neither the Board of Directors nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

     10.7. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, will be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

     10.8. Corporation Records. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters will be conclusive for all purposes hereunder, unless determined by the Board of Directors to be incorrect.

     10.9. Information. The Corporation and its Affiliates will, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board of Directors to perform its duties and functions under the Plan.

     10.10. No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Board of Directors.

     10.11. Corporation Action. Any action required of the Corporation will be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

     10.12. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions hereof, but such provision will be fully severable and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

     10.13. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, twenty-four hours after it is sent, addressed as described in this Section. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder will specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

     10.14. Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

     10.15. Successors. The Plan will be binding upon the Holder, his legal representatives, heirs, legatees and distributees upon the Corporation, its successors, and assigns, and upon the Board of Directors, and its successors.

     10.16. Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     10.17. Governing Law. All questions arising with respect to the provisions of the Plan will be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law will be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law will govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     10.18. Word Usage. Words used in the masculine will apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural will be read as the singular and the singular as the plural.

     IN WITNESS WHEREOF, Prime Medical Services, Inc., acting by and through its officer hereunto duly authorized, has executed this Plan on this the _____ day of __________, 2003.

                          PRIME MEDICAL SERVICES, INC.


                          By: /s/ John Q. Barnidge
                              ----------------------------------------
                              John Q. Barnidge, Senior Vice President
                              and Chief Financial Officer


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